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                                 EXHIBIT 23(C)


                        CONSENT OF INDEPENDENT AUDITOR



We have issued our report dated January 12, 1996, accompanying the financial statements of D/W Bankshares, Inc., contained in the Form S-4 Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".


                                        EVANS, PORTER, BRYAN & CO.


                                        /s/ Evans, Porter, Bryan & Co.


Atlanta, Georgia
November 4, 1996



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